EXHIBIT 15

                           MARK BAILEY & COMPANY, LTD.

                          Certified Public Accountants
                             Management Consultants


        Office Address:                                       Mailing Address:
1495 Ridgeview Drive, Ste. 200      Phone: 775/332.4200        P.O. Box 6060
    Reno, Nevada 89509-6634          Fax: 775/332.4210       Reno, Nevada 89513





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Registration Statement on Form S - 8 of our report dated April 11, 2002, and to the reference to our Firm under the caption "Experts" in the Prospectus.




Reno, Nevada
June 11, 2002




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